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                        ROUTIER, MACKEY AND JOHNSON, P.C.
                                ATTORNEYS AT LAW
                              1700 K. STREET, N.W.
                                   SUITE 1003
                             WASHINGTON, D.C. 20006               (202) 296-4852


                                 August 15, 1995

                               CONSENT OF COUNSEL


          Re:  Glenbrook Life and Annuity Company
               Registration Statement on Form S-1
               File No. 33-92842
               ----------------------------------

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus forming part of the above-referenced registration statement under the Securities Act of 1933 with respect to certain deferred annuity contracts to be issued by Glenbrook Life and Annuity.

                                   Routier, Mackey and Johnson, P.C.


                                   By: /s/ GREGOR B. MCCURDY
                                       --------------------------
                                        Gregor B. McCurdy